Schedule B

Trusts and Portfolios Covered by the Amended and Restated Sub-Advisory Agreement

between

Fidelity Management & Research Company LLC

and

Fidelity Management & Research (Japan) Limited

Name of Trust	Name of Portfolio	Type of Fund	Effective Date	Annual Sub-Advisory Fee Rate (bp) 0.5 x (individual fund fee rate + group fee rate)
Fidelity Capital Trust	Fidelity Flex Small Cap Fund	Equity	01/18/2017	0.5 x (35 bp + group fee rate)
Fidelity Concord Street Trust	Fidelity Flex Large Cap Fund	Equity	01/18/2017	0.5 x (30 bp + group fee rate)
Fidelity Concord Street Trust	Fidelity Flex Large Cap Value II Fund	Equity	03/06/2019	0.5 x (30 bp + group fee rate)
Fidelity Contrafund	Fidelity Flex Opportunistic Insights Fund	Equity	01/18/2017	0.5 x (30 bp + group fee rate)
Fidelity Devonshire Trust	Fidelity Flex Mid Cap Value Fund	Equity	01/18/2017	0.5 x (30 bp + group fee rate)
Fidelity Investment Trust	Fidelity Flex International Fund	Equity	01/18/2017	0.5 x (45 bp + group fee rate)
Fidelity Mt. Vernon Street Trust	Fidelity Flex Mid Cap Growth Fund	Equity	01/18/2017	0.5 x (30 bp + group fee rate)
Fidelity Puritan Trust	Fidelity Flex Intrinsic Opportunities Fund	Equity	01/18/2017	0.5 x (30 bp + group fee rate)
Fidelity Securities Fund	Fidelity Flex Large Cap Growth Fund	Equity	01/18/2017	0.5 x (30 bp + group fee rate)

Fidelity Management & Research Company LLC	Fidelity Management & Research (Japan) Limited

By: /s/Christopher J. Rimmer	By: /s/Christopher J. Rimmer
Name: Christopher J. Rimmer	Name: Christopher J. Rimmer
Title: Treasurer	Title: Treasurer